UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2005

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

□ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATION AND FINANCIAL CONDITION

On April 5, 2005, Burlington Coat Factory Warehouse Corporation (the "Company") issued a press release regarding the matters discussed under Item 4.02(a) below, which include adjustments to previously issued financial statements. A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) On April 4, 2005, the Company, with the concurrence of the Audit Committee of the Company's Board of Directors, concluded to restate certain portions of the Company's previously issued financial statements for the fiscal years ended May 29, 2004, May 31, 2003 and June 1, 2002 and for the first two quarters of fiscal 2005 as a result of a recent letter issued by the Securities and Exchange Commission regarding the application of generally accepted accounting principles for lease accounting. The Company's Audit Committee discussed the matters disclosed in this report with the Company's independent registered public accounting firm.

Historically, when accounting for leases with renewal options, the Company recorded rent expense on a straight-line basis over the fixed initial term, with the term commencing when rental payments actually began, and computed depreciation/amortization on the related leasehold improvements and other long-lived assets located on these properties over their useful lives. The Company has determined that, in the restated financial statements and going forward, it will recognize rent expense on a straight-line basis over the expected lease term, including rent holidays and option periods where exercise of such option periods can be reasonably assured. In addition, the commencement date of the period over which rental expense will be recognized will be the earlier of the date on which the Company becomes legally obligated for rental payments or the date on which the Company takes possession of the property. The resulting adjustments will not affect historical or future cash flows or timing of payments under pertinent leases.

In addition, the Company previously netted lease incentives received from the lessor for the reimbursement of costs of leasehold improvements against the incurred capital expenditures. The Company has determined that, in the restated financial statements and going forward, it will account for these lease incentives by recording them as deferred rent and amortizing them over the lease term.

The Company will file with the Securities and Exchange Commission amendments to its Annual Report on Form 10-K for the fiscal year ended May 29, 2004 and to each of its Quarterly Reports on Form 10-Q for the quarters ended August 28, 2004 and November 27, 2004 to reflect the restated financial statements described in this report. Inasmuch as the preparation and filing of these amendments will precede the filing of its Quarterly Report on Form 10-Q for the quarter ended February 26, 2005, the Company expects that it will file a notification of late filing, in accordance with Rule 12b-25 under the Securities Exchange Act of 1934, extending the time to file its Quarterly Report on Form 10-Q for the period ended February 26, 2005 to five calendar days after the prescribed due date.

On April 5, 2005, the Company issued a press release announcing its decision the restate the financial statements described in this report. A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT INDEX
Exhibit No.
99.1	Press Release, dated April 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Dated: April 6, 2005	By: /s/ Robert L. LaPenta, Jr. Robert L. LaPenta, Jr. Vice President - Chief Accounting Officer